CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS





Barringer Technologies, Inc.
Murray Hill, New Jersey

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 12, 1997, relating to the consolidated financial statements and schedule of Barringer Technologies Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO Seidman, LLP
BDO Seidman, LLP

Woodbridge, New Jersey
April 21, 1997